CONTACT:
HyperMedia Communications, Inc.
Phone: 650.573.5170
Fax: 650.573.5131
Email: newmediainfo@yahoo.com

FOR IMMEDIATE RELEASE


HyperMedia Communications, Inc. Sells Assets to Internet.com Corporation

San Mateo, CA<December 15, 2000<HyperMedia Communications, Inc. (OTC:BB:NMNW) announced today that it has sold substantially all of its assets, including its web site, NewMedia.com, and related media assets and mailing lists, to Internet.com Corporation (Nasdaq:INTM), based in Darien, CT.

On October 17, 2000, the Company announced that due to its inability to secure necessary financing, it suspended operations, laid off most of its staff, and begun to explore options to sell the Company or its assets and to effect an orderly wind-down of operations. On December 6, 2000, the Company(1)s Board of Directors and shareholders approved the sale of its assets to Internet.com Corporation. The Company anticipates that the proceeds of the sale will not exceed its liabilities and therefore will not result in any distributions to preferred or common shareholders.

HyperMedia Communications Inc. has its headquarters at 901 Mariner's Island Boulevard, Suite 365, San Mateo, CA 94404. The telephone number is 650.573.5170 and the fax number is 650.573.5131. Email may be sent to newmediainfo@yahoo.com.


                                       ###